UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2021

UPWORK INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-38678	46-4337682
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

475 Brannan Street, Suite 430
San Francisco,	California		94107
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s Telephone Number, Including Area Code: (650) 316-7500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	UPWK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Termination of Loan and Security Agreement
On August 5, 2021, Upwork Inc. (the “Company”) terminated its Loan and Security Agreement, dated September 19, 2017, by and between the Company and Silicon Valley Bank, as amended (the “Loan Agreement”), and repaid all amounts outstanding under the Loan Agreement.

Item 8.01 Other Events.

On August 5, 2021, the Company issued a press release announcing the pricing of its offering of $500.0 million aggregate principal amount of 0.25% convertible senior notes due 2026 in a private placement (the “Notes”). The Company also granted the initial purchasers of the Notes an option to purchase, during a 13-day period beginning on, and including, the first date on which the Notes are issued, up to an additional $75.0 million aggregate principal amount of Notes. In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with one or more of the initial purchasers of the Notes or their respective affiliates and/or other financial institutions.
The Notes will be sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.
A copy of the press release announcing the pricing of the offering of the Notes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release dated August 5, 2021 announcing the pricing of the Notes
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPWORK INC.

Date: August 6, 2021	By:	/s/ Jacob McQuown
Jacob McQuown Vice President, Legal & Assistant Secretary